UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 26, 2018

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 364-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Effective October 26, 2018, the holders of 70.44% of the outstanding common units and Series A preferred units (on an as-converted basis) (collectively, the “Consenting Majority Unitholders”) of CSI Compressco LP (the “Partnership”) consented in writing to the adoption of the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (the “Amended LTIP”).

Common and Series A preferred unitholders of record as of October 26, 2018 are entitled to notice of the taking of the action by the Consenting Majority Unitholders. On October 26, 2018, there were a total of 44,032,596 common units and 3,294,500.33 Series A preferred units issued and outstanding. Each common unitholder was entitled to one vote for each common unit held by such holder. Each Series A preferred unitholder was entitled to vote on an as-converted basis, with each Series A preferred unitholder entitled to 1.0035 votes for each Series A preferred unit held by such holder. As of October 26, 2018, the Consenting Majority Unitholders were the record owners of an aggregate of 27,440,876 common units and 3,577,694 Series A preferred units, representing 70.44% of the issued and outstanding common units and Series A preferred units (on an as-converted basis) of the Partnership.

The written consent on October 26, 2018 constituted approval of the proposed corporate action by approximately 70.44% of the Partnership’s total issued and outstanding common units and Series A preferred units (on an as-converted basis). Under the Delaware Revised Uniform Limited Partnership Act and the Partnership’s Second Amended and Restated Agreement of Limited Partnership, as amended, the written consent on October 26, 2018 of the Consenting Majority Unitholders, as the holders of a majority of the Partnership’s outstanding common units and Series A preferred units (on an as-converted basis), constituted unitholder approval of the adoption of the Amended LTIP.

The Partnership will file an Information Statement on Schedule 14C with the Securities and Exchange Commission and mail a Notice of Internet Availability of the Information Statement to its common and Series A preferred unitholders of record as of October 26, 2018, notifying them of the action taken by written consent on October 26, 2018 by the Consenting Majority Unitholders to approve the Amended LTIP. Pursuant to applicable regulation, the Amended LTIP will become effective no earlier than 20 days from the date the Notice of Internet Availability of the Information Statement is first sent or given to the Partnership’s unitholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: November 1, 2018